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                                                                    EXHIBIT 23.3

The Board of Directors
McQuiddy Printing Company:

  We consent to the use of our report on the financial statements of McQuiddy Printing Company included in the registration statement of Master Graphics, Inc. on Form S-1 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          Marlin & Edmondson, P.C.

Nashville, Tennessee
May 12, 1998